 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

_____________________

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 7, 2016

STG GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36149	46-3134302
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11091 Sunset Hills Road, Suite 200
Reston, Virginia	20190
(Address of principal executive offices)	(Zip Code)

(703) 691-2480

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 6, 2016, STG Group, Inc. (“STG,” “we” or the “Company”) issued a press release announcing the hiring of Phillip E. Lacombe, age 66, as the Company’s President and Chief Operating Officer. A copy of the press release is furnished with this report as Exhibit 99.1.

Mr. Lacombe is a seasoned industry executive with over 20 years of leadership experience in the defense and national security technology sector. In 2008 he co-founded Secure Mission Solutions (“SMS”), which he led as President and Chief Operating Officer until its acquisition by Parsons Corporation in April 2014. He remained with Parsons to lead its commercial cyber security business and the SMS business unit until January 2016. From January 2016 to September 2016, Mr. Lacombe was Chief Executive Officer and Founder of Cyber-CIP LLC, a cyber security consulting firm.

Prior to SMS, Mr. Lacombe held senior positions with a number of major defense technology businesses, including Science Applications International Corporation, General Dynamics Corporation, and Veridian Corporation. He has served on a number of U.S. Government panels, including as Staff Director of the President’s Commission on Critical Infrastructure Protection. His career began as an Air Force officer, and he completed his service as a Colonel.

On August 31, 2016, the Company entered into an Executive Employment Agreement with Mr. Lacombe (the “Employment Agreement”). Mr. Lacombe will begin employment with the Company on September 12, 2016 (the “Employment Date”).

Pursuant to the Employment Agreement, the Company will pay Mr. Lacombe an annual salary of $450,000. Mr. Lacombe will be eligible to participate in the Company’s annual bonus plan, at up to a 100% target of his salary, and will be entitled to participate in all of the employee benefit plans and arrangements generally provided from time to time to senior executive officers of the Company.

The Employment Agreement provides that Mr. Lacombe is eligible to receive equity awards of 500,000 non-qualified stock options to purchase shares of the Company’s common stock, of which 250,000 will be made promptly following the Employment Date (the “First Tranche”) and the remaining 250,000 will be made on or about the first anniversary of the Employment Date (the “Second Tranche”). In each case, 25% of the award will vest on date of grant, and the remainder of each award will vest in 25% increments every six months thereafter until vested in full. The Employment Agreement also provides for acceleration of vesting on specified termination events. Pursuant to the Employment Agreement, in the event of the termination of his employment by the Company without Cause (as defined in the Employment Agreement) or by Mr. Lacombe for Good Reason (as defined in the Employment Agreement), Mr. Lacombe would be entitled to cash severance equal to the amount of his annual base salary in effect immediately prior to the date of termination.

A copy of the Employment Agreement with Mr. Lacombe is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference, and the foregoing description of the Employment Agreement is qualified in its entirety by reference thereto.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Executive Employment Agreement, dated August 31, 2016, by and between the Company and Phillip E. Lacombe.

99.1	Press Release dated September 6, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STG GROUP, INC.

By:	/s/ Charles L. Cosgrove
Name:	Charles L. Cosgrove
Title:	Chief Financial Officer

Date: September 7, 2016

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

10.1	Executive Employment Agreement, dated August 31, 2016, by and between the Company and Phillip E. Lacombe.

99.1	Press Release dated September 6, 2016.